First Amendment to Second Amended and Restated Revolving Credit
Loan Agreement


  THIS FIRST AMENDMENT ("Amendment") to Second Amended and Restated Revolving Credit Loan Agreement is made as of the 11th day of April, 1997 by and among SUNDANCE HOMES, INC., an Illinois corporation ("Sundance"), SUNDANCE HOLDINGS, INC., an Illinois corporation ("Holdings"), SLIH DEVELOPMENT, INC., an Illinois corporation ("SLIH"), SRLB DEVELOPMENT, INC., an Illinois corporation ("SRLB"), SAR DEVELOPMENT, INC., an Illinois corporation ("SAR"), OLYMPIA DEVELOPMENT COMPANY, an Illinois corporation ("Olympia"), CHICAGO URBAN PROPERTIES, INC., an Illinois corporation ("CUP"), REMBRANDT HOMES, INC., an Illinois corporation ("Rembrandt"), and BANK ONE, WISCONSIN, a Wisconsin banking corporation, and LASALLE NATIONAL BANK, a national banking association ("LaSalle"), (each individually a "Lender" and collectively the "Lenders") and LaSalle as agent for the Lenders ("Agent").


                            RECITALS:

  A. Sundance, Holdings, SLIH, SRLB, SAR, Olympia, CUP and Rembrandt as "Borrowers", entered into that certain Second Amended and Restated a Revolving Credit Loan Agreement dated as of February 7, 1997 ("Agreement") with Lenders and Agent. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement.

  B. The Agreement provided a $60,000,000.00 secured revolving line of credit to be made available by the Lenders to the Borrowers.

  C. Borrowers, Lenders and the Agent desire to modify the Agreement so as to increase the amount of the Aggregate Revolving
Credit Commitment with respect to which the Borrowers may elect to apply Adjusted LIBOR.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, Borrowers, Lenders and Agent hereby agree to the terms and conditions contained herein.

  1. Conflict or Inconsistency. In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall control. Any capitalized term herein shall have the meaning ascribed to it in the Agreement, unless defined differently in this Amendment.

  2. Interest on Loans.      The first grammatical paragraph of
Section 2.7 of the Agreement is hereby deleted in its entirety and replaced by the following:

     2.7  Interest Rate Options.       Subject to all of the terms and
       conditions of this Agreement, portions of the principal indebtedness evidenced by the Note (all of the indebtedness evidenced by the Note bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") may, at the option of Sundance (which is acting on behalf of the Borrowers pursuant to Section 2.23 hereof), bear interest with reference to the Prime Rate (the " Prime Rate Portion") and Portions may be converted from time to time from one basis to the other. Notwithstanding anything contained herein to the contrary, at no time may the Loans constituting the LIBOR Portions exceed Forty Million Dollars ($40,000,000.00) in the aggregate. All of the indebtedness evidenced by the Note which bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion of the Note. Anything contained herein to the contrary notwithstanding, the obligation of the Lenders to create, continue or effect by conversion of any LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing. The Borrowers hereby jointly and severally promise to pay interest on each Portion at the rates and times specified in this Article II.
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  3. Representations and Warranties.         Each Borrower hereby
remakes each and every representation and warranty contained in the Agreement.

  4. Waivers.        Nothing herein contained shall impair the
Agreement or any document or instrument executed in respect thereto in any way nor alter, waive, annul, vary nor affect any provision, condition or covenant therein contained except as expressly herein provided nor affect or impair any right or remedy of the Lenders and/or Agent, it being the intention of the parties hereto that the terms and provisions of the Agreement and such other documents shall continue in full force and effect except as expressly modified in connection herewith.

  5. Confirmation of Agreement.      Except as modified in this
Amendment, Borrowers, Lenders and Agent hereby ratify and reconfirm each and every provision of the Agreement, and agree that all references to the "Agreement" shall hereinafter be deemed to refer to the Agreement as modified by this Amendment.

  6. Counterparts.        This Amendment may be executed in any
number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.


                                 SUNDANCE HOMES, INC., an
                                 Illinois corporation

                                 By:     \s\ Joseph Atkin
                                 Title:    Vice President


                                 SLIH DEVELOPMENT, INC., an
                                 Illinois corporation

                                 By:     \s\ Joseph Atkin
                                 Title:    Vice President


                                 SRLB DEVELOPMENT, INC., an
                                 Illinois corporation

                                 By:     \s\ Joseph Atkin
                                 Title:    Vice President

                                 SAR DEVELOPMENT, INC., an
                                 Illinois corporation

                                 By:     \s\ Joseph Atkin
                                 Title:    Vice President


                                 SUNDANCE HOLDINGS, INC., an
                                 Illinois corporation

                                 By:     \s\ Joseph Atkin
                                 Title:    Vice President


                                 OLYMPIA DEVELOPMENT COMPANY,
                                 an Illinois corporation

                                 By:     \s\ Joseph Atkin
                                 Title:    Vice President


                                 CHICAGO URBAN PROPERTIES,
                                 INC., an Illinois corporation

                                 By:     \s\ Joseph Atkin
                                 Title:    Vice President


                                 REMBRANDT HOMES, INC., an
                                 Illinois corporation

                                 By:     \s\ Joseph Atkin
                                 Title:    Vice President


                                 BANK ONE, WISCONSIN, a
                                 Wisconsin banking corporation

                                 By:   \s\ Brett P. Stone
                                 Title:    Vice President


                                 LASALLE NATIONAL BANK, a
                                 national banking association,
                                 individually and in its
                                 capacity as Agent

                                 By:    \s\ Kent Knebelkamp
                                 Title:    Vice President